Exhibit 99.1

PRESS RELEASE

Investor Contact:

Thomas Castellano, Catalent, Inc.

732-537-6325

investors@catalent.com

Catalent Completes Repricing and Extension of Credit Agreement

SOMERSET, N.J., October 18, 2017 — Catalent, Inc. (“Catalent”) (NYSE: CTLT), the leading global provider of advanced delivery technologies and development solutions for drugs, biologics, and consumer health products, today announced that its wholly owned subsidiary, Catalent Pharma Solutions, Inc. (the “Catalent Operating Subsidiary”), has completed an amendment to its senior secured credit facilities to lower the interest rate on its U.S. dollar-denominated and euro-denominated term loans and its revolving loans. The new applicable rate for U.S. dollar-denominated term loans is LIBOR (subject to a floor of 1.00%) plus 2.25%, which is 0.50% lower than the previous rate, and the new applicable rate for euro-denominated term loans is LIBOR (subject to a floor of 1.00%) plus 1.75%, which is 0.75% lower than the previous rate. The new applicable rate for revolving loans is initially LIBOR plus 2.25%, which is 1.25% lower than the previous rate, and such rate can additionally be reduced to LIBOR plus 2.00% in future periods based on a measure of the Catalent Operating Subsidiary’s total leverage ratio.

The maturity date for the term loans and revolving loans was also extended by three years.

The amendment includes a prepayment premium of 1.00% in the event of another repricing event (as defined in the amendment) on or before the six-month anniversary of the amendment. There is no change to the financial covenants as a result of this repricing amendment.

About Catalent, Inc.

Catalent is the leading global provider of advanced delivery technologies and development solutions for drugs, biologics and consumer health products. With over 80 years serving the industry, Catalent has proven expertise in bringing more customer products to market faster, enhancing product performance and ensuring reliable clinical and commercial product supply. Catalent employs approximately 10,000 people, including over 1,400 scientists, at more than 30 facilities across five continents, and in fiscal 2017 generated over $2 billion in annual revenue. Catalent is headquartered in Somerset, New Jersey. For more information visit www.catalent.com.

Forward-Looking Statements

This release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “foresee,” “likely,” “may,” “will,” “would” or other words or phrases with similar meanings. Similarly, statements that describe the Company’s objectives, plans or goals are, or may be, forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Catalent’s expectations and projections. Such forward-looking statements are subject to various risks and uncertainties, including those risks and uncertainties described under the section entitled “Part I. Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed with the Securities and Exchange Commission on August 28, 2017, as such factors may be updated from time to time in Catalent’s periodic filings with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in Catalent’s filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this release or as of the date they are made, and Catalent does not undertake to update any forward-looking statement as a result of new information or future events or developments except to the extent required by law.